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                                                                    Exhibit 99.1




                                           FOR IMMEDIATE RELEASE

CONTACT:
                                           Jeffrey Volk
Paul Thomas, CFO                           Stephen D. Axelrod, CFA
KINETIKS.COM, INC.                         WOLFE AXELROD WEINBERGER ASSOC. LLC
813-637-3591                               (212) 370-4500; (212) 370-4505 fax
                                           e-mail:jeff@wolfeaxelrod.com


KINETIKS.COM ENDS DISCUSSIONS WITH GENESYS


DENVER, COLORADO - JULY 27, 2000 - eLinear, a wholly owned subsidiary of Kinetiks.com, Inc., (OTC.BB: KNET), today announced that it has ended its discussions with Genesys Development Corporation, a full-service Internet consulting firm based in Louisville, Kentucky. On May 1, 2000, eLinear had announced a letter of intent to acquire Genesys.


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KINETIKS.COM, through its wholly owned subsidiary eLinear, is a full service
Internet consulting firm offering e-commerce consulting, design, and development services to clients ranging from Fortune 500 companies to start-up dot com enterprises. Since 1997 eLinear has focused on maximizing their clients' ROII
(C) (Return on Internet Investment).

















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